SECOND AMENDMENT
TO POOLING AND SERVICING AGREEMENT

between

WELLS FARGO BANK MINNESOTA, N.A.,
Trustee

and

THE MONEY STORE, LLC,
Servicer

Dated as of October 10,2003

The Money Store Home Improvement Loan Backed Certificates
Series 1998-1

SECOND AMENDMENT TO POOLING AND SERVICING AGREEMENT

     THIS SECOND AMENDMENT TO POOLING AND SERVICING AGREEMENT (this “Amendment”) is hereby executed as of October 10, 2003 between WELLS FARGO BANK MINNESOTA, N.A. (as successor in interest to Norwest Bank, National Association), as Trustee (the “Trustee”), and THE MONEY STORE, LLC (as successor in interest to The Money Store Inc.), as Servicer (the “Servicer”), to amend that certain Pooling and Servicing Agreement dated as of August 31, 1998 (the “Pooling Agreement”) among Wells Fargo Bank Minnesota, N.A. (as successor in interest to Norwest Bank, National Association), as Trustee, The Money Store, LLC (as successor in interest to The Money Store Inc.), as Representative, Servicer and Claims Administrator, and certain Originators listed therein.

WITNESSETH:

     WHEREAS, the Pooling Agreement was entered into in connection with the issuance of The Money Store Home Improvement Loan Backed Certificates, Series 1998-I (the “Certificates”).

     WHEREAS, Section 13.02(a) of the Pooling Agreement permits the Servicer and the Trustee to enter into a written agreement amending the Pooling Agreement to correct or supplement any provisions thereof.

     WHEREAS, the parties hereto wish to amend the Pooling Agreement as set forth herein and agree that all the conditions to the execution of this Amendment in accordance with Section 13.02(a) of the Pooling Agreement have been satisfied.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter as set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned hereby agrees as follows:

     1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in or pursuant to the Pooling Agreement.

     2. Adjustment of Unpaid Realized Loss Amount. The Holder of the Class X Certificates has deposited $ 1,752,867.29 (the “Refund Amount”) with the Trustee. On the Remittance Date occurring in October 2003, the Trustee shall distribute the Refund Amount to the Holders of the Class MH-2 Certificates, which distribution shall be deemed a payment of Unpaid Realized Loss Amounts with respect to such Certificates. Upon the distribution of the Refund Amount as described above, the Unpaid Realized Loss Amounts with respect to the Class MH-2 Certificates shall be equal to zero.

     3. Adjustment of Aggregate Amounts Distributed With Respect To Shortfall Amounts. As of the date hereof, the aggregate amount of all distributions made on the Certificates with respect to Shortfall Amounts on prior Remittance Dates shall be deemed equal to zero.

     4. Regarding the Letter of Credit. On the date hereof, the Servicer shall deliver the Letter of Credit to the Trustee for the benefit of the Certificateholders, which Letter of Credit shall be in form and substance acceptable to the Trustee. The Letter of Credit shall constitute an asset of the Trust Fund. The Trustee shall hold and maintain the Letter of Credit and any amendments, replacements or supplements thereto as Trustee in trust upon and subject to the conditions set forth herein and in the Pooling Agreement for the benefit of the Certificateholders. The Trustee shall enforce the terms of the Letter of Credit and enforce any other remedies or rights otherwise available to it at law or in equity with respect to the Letter of Credit, all for the benefit of the Certificateholders, and draw upon the Letter of Credit only in accordance with its terms and the terms of the Pooling Agreement, as amended by this Amendment. The Trustee shall not be responsible for reimbursing the amount of any draw on the Letter of Credit or paying any fees or charges related to the Letter of Credit. The Trustee also shall not be responsible for renewing or replacing the Letter of Credit. The Trustee makes no representations as to the validity or sufficiency of this Amendment, the Letter of Credit, the Certificates, or any Mortgage Loan or related document.

     5. Amendment to Article I of the Pooling Agreement to Add Additional Defined Terms. Article I of the Pooling Agreement is hereby amended by adding the following additional defined terms:

     “LETTER OF CREDIT: The Irrevocable Standby Letter of Credit Number SM205162 issued on September 30, 2003 by Wachovia Bank, National Association in the amount of $20,367,407.28 and in favor of the Trustee, which expires on the earlier of (i) October 15, 2024 and (ii) the date the Maximum Letter of Credit Amount equals zero.”

     “LETTER OF CREDIT DRAW AMOUNT: With respect to any Remittance Date, the aggregate amount of the reduction in the Class Principal Balance of the Class M Certificates and/or Class BH Certificates that would have resulted from the application of the Pool Applied Realized Loss Amount in accordance with Section 6.09(b) without taking into account the effect of the Second Amendment minus the amount of such reduction paid to the Holders of those Certificates as principal pursuant to clause (xvi)(B) of Section 6.08(d)(Z); provided, however, no Letter of Credit Draw Amount shall exceed the Maximum Letter of Credit Amount for such date.”

     “MAXIMUM LETTER OF CREDIT AMOUNT: On the date hereof, $20,367,407.28, and on any date of determination subsequent to the date hereof, $20,367,407.28 minus the aggregate Letter of Credit Draw Amounts for all prior Remittance Dates.”

     “SECOND AMENDMENT: The Second Amendment to Polling and Servicing Agreement dated as of October 10, 2003 between Wells Fargo Bank Minnesota, N.A. (as successor in interest to Norwest Bank, National Association)], as Trustee, and The Money Store, LLC (as successor hi interest to The Money Store Inc.), as Servicer.”

     6. Amendment to Article I of the Pooling Agreement to Amend and Restate the Definitions of Certain Defined Terms. The definition of the following defined tern set forth in Article I of the Pooling Agreement is hereby amended and restated in its entirety as follows:

     “TRUST FUND: The segregated pool of assets subject hereto, constituting the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all proceeds thereof, (ii) such assets (including any Permitted Instruments) as from time to time are identified as REO Property relating to Mortgage Loans or are deposited in or constitute the Certificate Account, Principal and Interest Account, Expense Account, the first sub-account of the Certificate Account, and FHA Premium Account, (iii) the rights of the Trustee under all insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any related Insurance Proceeds, (iv) the Letter of Credit and the Trustee’s rights thereunder, (v) Liquidation Proceeds and (vi) Released Mortgaged Property Proceeds, including all earnings thereon and proceeds thereof.”

     7. Amendment to Section 6.08(d)(Z). The text of Section 6.08(d)(Z) immediately preceding clause (i) thereof is hereby amended and restated in its entirety to read as follows:

(Z)	On each Remittance Date the Trustee shall withdraw from the first sub-account of the Certificate Account the amount deposited pursuant to Section 6.0 l(a)(I), net of reimbursements to the Servicer or the Representative for Reimbursable Advances pursuant to Section 5.04(f) and net of amounts withdrawn pursuant to Section 6.0l(b)(ii) to make deposits to the FHA Premium Account, and, with respect to Section 6.08(d)(Z)(xvi)(C), make any appropriate draw on the Letter of Credit, and make distributions thereof in the following order of priority (based solely upon information provided by the Servicer or Trust Administrator):

     8. Amendment to Clause (xvi) of Section 6.08(d)(Z). Clause (xvi) of Section 6.08(d)(Z) is hereby amended and restated in its entirety to read as follows:

(xvi)	(A)	after payment of the amounts specified in clauses (i) through (xv) above, to pay the Class B Pool Realized Loss Amount to the Holders of the Class BH Certificates;

	(B)	after payment of the amounts specified in clauses (i) through (xv) and clause (xvi)(A) above, to the extent the Class Principal Balances of the Class M Certificates and/or the Class BH Certificates would have been reduced in accordance with Section 6.09(b) as a result of the application of the Pool Applied Realized Loss Amount without taking into account the effect of the Second Amendment, to pay principal of those Certificates to the

Holders thereof (first to the Holders of the Class MH-1 Certificates, then to the Holders of the Class MH-2 Certificates, and then to the Holders of the Class BH Certificates); and

(C)	to the extent that amounts available for distribution pursuant to clause (B) above are insufficient to pay the full amount that the Class Principal Balances of the Class M Certificates and/or the Class BH Certificates would have been reduced in accordance with Section 6.09(b) as a result of the application of the Pool Applied Realized Loss Amount without taking into account the effect of the Second Amendment, the Trustee shall draw on the Letter of Credit an amount equal to the Letter of Credit Draw Amount and use the proceeds thereof to pay to the Holders of those Certificates as principal the amount of such insufficiency (first to the Holders of the Class MH-1 Certificates, then to the Holders of the Class MH-2 Certificates, and then to the Holders of the Class BH Certificates); provided, however, no Letter of Credit Draw Amount shall exceed the Maximum Letter of Credit Amount for such date.

     9. Effect of Amendment.

     (a) The parties acknowledge and agree that subject to the provisions of this Amendment, the provisions of the Pooling Agreement shall remain in full force and effect.

     (b) This Amendment, the Pooling Agreement and the documents delivered in connection herewith and therewith represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreement of the parties. There are no unwritten oral agreements among the parties. This Amendment may not be amended, modified or supplemented except by an instrument in writing executed by the parties hereto.

     (c) This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     10. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

     11. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York without regard to conflict of law principles (other than Title 14 of Article 5 of the New York General Obligations Law).

     12. Limitation of Liability of Trustee. The recitals contained herein shall be taken as the statements of the Servicer, and the Trustee assume no responsibility for their correctness. The Trustee make no representations as to the validity or sufficiency of this

Amendment or the Letter of Credit. The Trustee shall not be responsible for the legality or validity of this Amendment or the Letter of Credit.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

WELLS FARGO BANK MINNESOTA, N.A.,
Trustee

By:	/s/ Brett Handelman

Name: Brett Handelman Title: VP

THE MONEY STORE, LLC,
Servicer

By:	/s/ Robert V. Burton

Name: Robert V. Burton Title: President